Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$115,732,046
Realized Gain (Loss) on Swap Contracts	8,143,856
Unrealized Gain (Loss) on Market Value of Commodity Futures	(43,631,350)
Unrealized gain (loss) on Fair Value of Swap Contracts	(617,033)
Dividend Income	2,712,782
Interest Income	2,825,955
ETF Transaction Fees	15,750
Total Income (Loss)	$85,182,006

Expenses
General Partner Management Fees	$720,329
Professional Fees	206,030
Brokerage Commissions	181,337
Directors' Fees and Insurance	31,873
License Fees	24,010
Total Expenses	$1,163,579
Net Income (Loss)	$84,018,427

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/26	$1,847,331,898
Additions (9,000,000 Shares)	1,120,373,514
Withdrawals (9,900,000 Shares)	(1,261,254,026)
Net Income (Loss)	84,018,427

Net Asset Value End of Month	$1,790,469,813
Net Asset Value Per Share (13,423,603 Shares)	$133.38

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596